Bowlero Reports Fourth Quarter and Full Year Results for Fiscal Year 2024

RICHMOND, VA. September 5, 2024 – Bowlero Corp. (NYSE: BOWL) (“Bowlero” or the “Company”), one of the world’s premier operators of location-based entertainment, today provided financial results for the fourth quarter and full year of fiscal year 2024, which ended on June 30, 2024.

Quarter Highlights:

•Revenue increased 18.6% to $283.9 million versus fourth quarter fiscal year 2023
•Revenue excluding Service Fee Revenue increased 20.2% to $282.9 million versus fourth quarter fiscal year 2023
•Same Store Revenue increased 6.9% to $242.5 million versus fourth quarter fiscal year 2023
•Net loss of $62.2 million versus net income of $146.2 million in fourth quarter fiscal year 2023
•Adjusted EBITDA of $83.4 million versus $64.5 million in fourth quarter fiscal year 2023
•Added two locations through acquisitions during the quarter

Fiscal Year Highlights:

•Revenue increased 9.1% to $1,154.6 million versus the prior year
•Revenue excluding Service Fee Revenue increased 10.7% to $1,149.2 million versus the prior year
•Same Store Revenue was flat at $985.9 million versus the prior year
•Net loss of $83.6 million versus prior year net income of $82.0 million
•Adjusted EBITDA of $361.5 million versus prior year of $354.3 million
•Added 25 locations during the fiscal year, 22 through acquisitions and three new builds
•Total locations in operation as of June 30, 2024 was 352, plus the Raging Waves waterpark

“We ended fiscal year 2024 on a high note with a superior same-store-sales comp and total growth. Our proven ability to deploy capital across our portfolio and operate acquired assets more efficiently while investing in our people and brand showed results with Adjusted EBITDA growing 29%+ year-over-year in the quarter,” said Thomas Shannon, Founder, Chairman, and CEO. “Season Pass sales across our portfolio hit a record $11 million and helped drive consumer traffic. We also saw an increase in customer satisfaction from the ancillary benefits of the passes, including in arcade play and food promotions. The enormous success of the Summer Pass has compelled us to offer a Fall Season Pass for October and November prior to the holiday and winter push.”

“Bowlero’s primary strength is its ability to optimize assets through efficiencies, analytics and now scale, resulting in class-leading returns on invested capital. This year, we acquired 22 locations, including the flagship Lucky Strike locations and the 60-acre Raging Waves waterpark in Yorkville, Illinois. The initial results of these acquisitions have been outstanding, including record profitability at Lucky Strike and double digit year-over-year revenue growth at Raging Waves. We expect to achieve returns similar to our successes with the acquisitions of centers from AMF, Brunswick, Bowl America, and 40+ independents. Recently, economic factors have increased M&A opportunities, and we expect to continue executing our playbook of buying assets at attractive prices and systemically improving them. We are offsetting slight weakness in the consumer with what we believe are market share gains in the location-based entertainment sector. We expect low to mid single-digit positive same-store-sales comp in the upcoming year.”

Fiscal Year 2025 Guidance
Today, the Company provided financial guidance for fiscal year 2025. We expect total Revenue to be up mid-single digits to 10%+ year-over-year, which equates to $1.22 billion to $1.28 billion of total Revenue. Adjusted EBITDA margin is expected to be 32% to 34%, which equates to Adjusted EBITDA of $390 million to $430 million.

Share Repurchase and Capital Return Program Update
From April 1, 2024 through June 30, 2024, the Company repurchased 3.0 million shares of Class A common stock for approximately $35 million, bringing total repurchases in fiscal year 2024 to approximately 22.8 million. Since 2021, the Company has spent approximately $469 million retiring all SPAC-related warrants, repurchasing 34.1 million shares of common stock, and 5.0 million as-converted preferred shares, reducing common stock outstanding by about 20%. As of June 30, 2024, the company had $164 million remaining on its share repurchase program.

As previously announced on August 5, 2024, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.055 per common share. The dividend is payable on September 6, 2024, to stockholders of record on August 23, 2024.

Investor Webcast Information
Listeners may access an investor webcast hosted by Bowlero. The webcast and results presentation will be accessible at 4:30 PM ET on September 5, 2024 in the Events & Presentations section of the Bowlero Investor Relations website at https://ir.bowlerocorp.com/overview/default.aspx.

About Bowlero Corp.
Bowlero Corp. is one of the world’s premier operators of location-based entertainment. With over 350 bowling locations across North America, plus the Raging Waves waterpark in Yorkville, IL, the Company serves more than 40 million guest visits annually through a family of brands that include Lucky Strike, Bowlero and AMF. In 2019, Bowlero acquired the Professional Bowlers Association, the major league of bowling and a growing media property that boasts millions of fans around the globe. For more information on Bowlero, please visit BowleroCorp.com.

Forward Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk, assumptions and uncertainties, such as statements of our plans, objectives, expectations, intentions and forecasts. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," "believe," “confident,” “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "plan," “possible,” "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: our ability to design and execute our business strategy; changes in consumer preferences and buying patterns; our ability to compete in our markets; the occurrence of unfavorable publicity; risks associated with long-term non-cancellable leases for our locations; our ability to retain key managers; risks associated with our substantial indebtedness and limitations on future sources of liquidity; our ability to carry out our expansion plans; our ability to successfully defend litigation brought against us; our ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights and claims of intellectual property and proprietary right infringement, misappropriation or other violation by competitors and third parties; failure to hire and retain qualified employees and personnel; the cost and availability of commodities and other products we need to operate our business; cybersecurity breaches, cyber-attacks and other interruptions to our and our third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other conflicts; public health emergencies and pandemics, such as the COVID-19 pandemic, or natural catastrophes and accidents; changes in the regulatory atmosphere and related private sector initiatives; fluctuations in our operating results; economic conditions, including the impact of increasing interest rates, inflation and recession; and other factors described under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on September 5, 2024, as well as other filings that the Company will make, or has made, with the SEC, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Revenue Excluding Service Fee Revenue, Total Location Revenue, Same Store Revenue and Adjusted EBITDA as “non-GAAP measures”, which management believes provide useful information to investors because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance or liquidity measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our fiscal year 2025 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition related expenses, share-based compensation and other items not reflective of the company's ongoing operations.

Revenue Excluding Service Fee Revenue represents total Revenue less Service Fee Revenue. Total Location Revenue represents total Revenue less Non-Location Related Revenue, Revenue from Closed Locations, and Service Fee Revenue, if applicable. Same Store Revenue represents total Revenue less Non-Location Related Revenue, Revenue from Closed Locations, Service Fee Revenue, if applicable, and Acquired Revenue. Adjusted EBITDA represents Net Income (Loss) before Interest Expense, Income Taxes, Depreciation and Amortization, Impairment and Other Charges, Share-based Compensation, EBITDA from Closed Locations, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, changes in the value of earnouts, and other.

The Company considers Revenue Excluding Service Fee Revenue as an important financial measure because it provides a financial measure of revenue directly associated with consumer discretionary spending and Total Location Revenue as an important financial measure because it provides a financial measure of revenue directly associated with location operations. The Company also considers Same Store Revenue as an important financial measure because it provides comparable revenue for locations open for the entire duration of both the current and comparable measurement periods.

The Company considers Adjusted EBITDA as an important financial measure because it provides a financial measure of the quality of the Company’s earnings. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure. Adjusted EBITDA is used by management in addition to and in conjunction with the results presented in accordance with GAAP. We have presented Adjusted EBITDA solely as a supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA:

•do not reflect every expenditure, future requirements for capital expenditures or contractual commitments;
•do not reflect changes in our working capital needs;

•do not reflect the interest expense, or the amounts necessary to service interest or principal payments, on our outstanding debt;
•do not reflect income tax (benefit) expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;
•do not reflect non-cash equity compensation, which will remain a key element of our overall equity based compensation package; and
•do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

GAAP Financial Information

Bowlero Corp.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	June 30, 2024	July 2, 2023
Assets
Current assets:
Cash and cash equivalents	$66,972	$195,633
Accounts and notes receivable, net	6,757	3,092
Inventories, net	13,171	11,470
Prepaid expenses and other current assets	25,316	18,395
Assets held-for-sale	1,746	2,069
Total current assets	113,962	230,659

Property and equipment, net	887,738	715,764
Operating lease right of use assets	559,168	449,085
Finance lease right of use assets, net	524,392	515,339
Intangible assets, net	47,051	90,986
Goodwill	833,888	753,538
Deferred income tax asset	112,106	73,807
Other assets	35,730	12,096
Total assets	$3,114,035	$2,841,274

Liabilities, Temporary Equity and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable and accrued expenses	$135,784	$121,226
Current maturities of long-term debt	9,163	9,338
Current obligations of operating lease liabilities	28,460	23,866
Other current liabilities	9,399	14,281
Total current liabilities	182,806	168,711

Long-term debt, net	1,129,523	1,138,687
Long-term obligations of operating lease liabilities	561,916	431,295
Long-term obligations of financing lease liabilities	680,213	652,450
Long-term financing obligations	440,875	9,005
Earnout liability	137,636	112,041
Other long-term liabilities	26,471	25,375
Deferred income tax liabilities	4,447	4,160
Total liabilities	3,163,887	2,541,724

Commitments and Contingencies (Note 11)

	June 30, 2024	July 2, 2023
Temporary Equity
Series A preferred stock	$127,410	$144,329

Stockholders’ (Deficit) Equity
Class A common stock	11	11
Class B common stock	6	6
Additional paid-in capital	510,675	506,112
Treasury stock, at cost	(385,015)	(135,401)
Accumulated deficit	(303,159)	(219,659)
Accumulated other comprehensive income	220	4,152
Total stockholders’ (deficit) equity	(177,262)	155,221
Total liabilities, temporary equity and stockholders’ (deficit) equity	$3,114,035	$2,841,274

Bowlero Corp.
Condensed Consolidated Statements of Operations
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Revenues	$283,868	$239,420	$1,154,614	$1,058,790
Costs of revenues	216,530	182,172	840,435	716,384
Gross profit	67,338	57,248	314,179	342,406

Operating expenses:
Selling, general and administrative expenses	40,438	35,082	155,203	137,919
Asset impairment	59,802	1,028	60,211	1,601
Loss (gain) on sale of assets	571	(70)	1,222	(2,240)
Other operating expense	782	1,701	5,953	4,326
Total operating expense	101,593	37,741	222,589	141,606

Operating (loss) profit	(34,255)	19,507	91,590	200,800

Other expenses:
Interest expense, net	47,036	30,785	177,611	110,851
Change in fair value of earnout liability	10,915	(73,406)	25,456	85,352
Other expense	10	1,436	76	6,792
Total other expense	57,961	(41,185)	203,143	202,995

(Loss) income before income tax benefit	(92,216)	60,692	(111,553)	(2,195)

Income tax benefit	(30,039)	(85,528)	(27,972)	(84,243)
Net (loss) income	$(62,177)	$146,220	$(83,581)	$82,048

Bowlero Corp.
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Net cash provided by operating activities	$6,732	$8,985	$154,830	$217,787
Net cash used in investing activities	(99,696)	(65,269)	(385,656)	(253,218)
Net cash (used in) provided by financing activities	(52,130)	90,993	102,157	98,957
Effect of exchange rate changes on cash	(363)	(120)	8	(129)
Net (decrease) increase in cash and cash equivalents	(145,457)	34,589	(128,661)	63,397

Cash and cash equivalents at beginning of period	212,429	161,044	195,633	132,236

Cash and cash equivalents at end of period	$66,972	$195,633	$66,972	$195,633

Balance Sheet and Liquidity
As of June 30, 2024 and July 2, 2023, our calculation of net debt was as follows:

	June 30, 2024	July 2, 2023
Cash and cash equivalents	$66,972	$195,633
Bank debt and loans	1,152,200	1,164,662
Net debt	$1,085,228	$969,029

As of June 30, 2024 and July 2, 2023, our cash on hand and revolving borrowing capacity was as follows:

(in thousands)	June 30, 2024	July 2, 2023
Cash and cash equivalents	$66,972	$195,633
Revolver Capacity (1)	285,000	235,000
Revolver capacity committed to letters of credit	(15,834)	(10,386)
Total cash on hand and revolving borrowing capacity	$336,138	$420,247

(1)On August 23, 2024, the Revolver commitment was increased by $50,000 to an aggregate amount of $335,000.

GAAP to non-GAAP Reconciliations

	Three Months Ended		Twelve Months Ended
(in thousands)	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Total Revenue - Reported	$283,868	$239,420	$1,154,614	$1,058,790

less: Service Fee Revenue	(939)	(4,088)	(5,462)	(21,064)

Revenue Excluding Service Fee Revenue	$282,929	$235,332	$1,149,152	$1,037,726

less: Non-Location Related (including Closed Locations)	(4,859)	(7,490)	(20,520)	(25,351)

Total Location Revenue	$278,070	$227,842	$1,128,632	$1,012,375

less: Acquired Revenue	(35,598)	(1,094)	(142,774)	(26,438)

Same Store Revenue	$242,472	$226,748	$985,858	$985,937

% Year-over-Year Change
Total Revenue – Reported		18.6%		9.1%
Total Revenue excluding Service Fee Revenue		20.2%		10.7%
Total Location Revenue		22.0%		11.5%
Same Store Revenue		6.9%		—%

	Adjusted EBITDA Reconciliation
	Three Months Ended		Twelve Months Ended
(in thousands)	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Consolidated
Revenue	$283,868	$239,420	$1,154,614	$1,058,790
Net income (loss) - GAAP	(62,177)	146,220	(83,581)	82,048
Net income (loss) margin	(21.9)%	61.1%	(7.2)%	7.7%
Adjustments:
Interest expense	48,860	32,095	185,181	112,160
Income tax benefit	(30,039)	(85,528)	(27,972)	(84,243)
Depreciation and amortization	41,064	30,665	147,362	115,680
Impairment and other charges	60,931	1,028	61,340	1,601
Share-based compensation	4,032	3,851	13,775	15,742
Closed location EBITDA (1)	2,228	1,692	9,006	3,319
Foreign currency exchange loss (gain)	59	(128)	378	(53)
Asset disposition loss (gain)	571	(70)	1,222	(2,240)
Transactional and other advisory costs (2)	4,157	6,804	21,303	23,635
Changes in the value of earnouts (3)	10,915	(73,406)	25,456	85,352
Other, net (4)	2,830	1,270	8,027	1,343
Adjusted EBITDA	$83,431	$64,493	$361,497	$354,344
Adjusted EBITDA Margin	29.4%	26.9%	31.3%	33.5%

(1)The closed location adjustment is to remove EBITDA for closed locations. Closed locations are those locations that are closed for a variety of reasons, including permanent closure, newly acquired or built locations prior to opening, locations closed for renovation or rebranding and conversion. If a location is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the location is closed on the first day of the reporting period for permanent closure, the location will be considered closed for that reporting period.
(2)The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated. Certain prior year amounts have been reclassified to conform to current year presentation.
(3)The adjustment for changes in the value of earnouts is to remove of the impact of the revaluation of the earnouts. Changes in the fair value of the earnout liability is recognized in the statement of operations. Decreases in the liability will have a favorable impact on the statement of operations and increases in the liability will have an unfavorable impact.
(4)Other includes the following related to transactions that do not represent ongoing or frequently recurring activities as part of the Company’s operations: (i) non-routine expenses, net of recoveries for matters outside the normal course of business, (ii) costs incurred that have been expensed associated with obtaining an equity method investment in a subsidiary of VICI, (iii) severance expense, and (iv) other individually de minimis expenses. Certain prior year amounts have been reclassified to conform to current year presentation.

Contacts:
Bowlero Corp. Investor Relations
IR@BowleroCorp.com